Exhibit 10.5.2

HAWKER BEECHCRAFT, INC.

STOCK PURCHASE AGREEMENT

THIS AGREEMENT (the “Agreement”), is made effective as of March 26, 2007 (the “Date of Grant”), between Hawker Beechcraft, Inc., a Delaware corporation (the “Company”), and James E. Schuster (the “Executive”).

R E C I T A L S:

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that it would be in the best interests of the Company and its shareholders to enter into this Agreement pursuant to the terms set forth herein.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1. Grant of the Purchase Right. The Company hereby grants to the Executive the right to purchase, and the Executive hereby agrees to purchase, pursuant to the terms and conditions hereinafter set forth, 124,934.4 Shares (the “Purchase Right”). The aggregate purchase price for the Shares shall be $1,249,343.40, which the Company and the Executive agree is not less than the fair market value of the Shares as of the date hereof.

2. Exercisability. The Purchase Right is 100% vested and the Executive may purchase all of the Shares as of the date hereof.

3. Mandatory Purchase.

(a) Purchase Period. The Executive must purchase all of the Shares no later than the twenty-fifth (25th) day following the first to occur of (i) the second (2nd) anniversary of the date hereof, and (ii) a termination of the Executive’s employment with the Company in the circumstances described in Section 5(C) of the Retention Agreement between the Raytheon Company and the Executive dated July 27, 2006 (the “Expiration Date”).

(b) If there is a Transaction prior to the Expiration Date, the Executive must provide notice of exercise of the Purchase Right no later than ten (10) days following the execution of the definitive agreement (including, without limitation, any purchase agreement, merger agreement, or agreement relating to the support or implementation of a tender offer) that, if consummated, would result in the Transaction. Such notice shall provide that the Executive is exercising the Purchase Right and purchasing the Shares on the date of consummation. Once made, such notice shall be irrevocable unless the Transaction is not consummated. The Company shall notify the Executive in writing within five (5) days following execution of such agreement.

(c) Method of Exercise.

(i) The Shares shall be purchased by delivery of the written notice attached hereto as Exhibit A to the Board together with payment in full of the purchase price in cash or by check or wire transfer. The Executive shall not have any rights to dividends or other rights of a stockholder with respect to Shares until the Executive has given written notice of purchase of the Shares, paid in full for such Shares, satisfied any applicable withholding requirements and, if applicable, satisfied any other conditions imposed by the Committee or pursuant to this Agreement.

(ii) Notwithstanding any other provision of this Agreement to the contrary, the Shares may not be purchased prior to the completion of any registration or qualification of the Purchase Right or the Shares under applicable state and federal securities or other laws, or under any ruling or regulation of any governmental body or national securities exchange (collectively, the “Legal Requirements”) that the Committee shall in good faith based on advice of counsel determine to be necessary or advisable, unless an exemption to such registration or qualification is available and satisfied. The Committee may establish additional procedures as it deems necessary or desirable in connection with the purchase of any Shares to comply with any Legal Requirements.

(iii) Upon the Committee’s determination that the Shares have been validly purchased, and that the Executive has paid in full for the Shares and satisfied any applicable withholding requirements, the Company shall issue certificates in the Executive’s name for the Shares.

(iv) The Executive agrees that as a condition precedent to the purchase of the Shares he will become a party to the Stockholders Agreement.

4. No Right to Continued Employment. The granting of the Purchase Right evidenced hereby and this Agreement shall impose no obligation on the Company or any other member of the Company Group to continue the employment of the Executive and shall not lessen or affect the Company’s or such other member’s right to terminate the employment of such Executive.

5. Legend on Certificates. The certificates representing the Shares purchased shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission and any stock exchange upon which such Shares are listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

6. Transferability. The Purchase Right and the Executive’s other rights and obligations under this Agreement may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Executive without the prior written consent of the Company otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against any member of the Company Group; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. Notwithstanding the foregoing, in the event of the Executive’s death prior to the Expiration Date his heirs and legatees shall have the right to exercise the Purchase Right and purchase the Shares in accordance with the terms hereof.

7. Withholding. Whenever the Shares are purchased, the Company shall have the Executive remit to the Company cash sufficient to satisfy all federal, state and local withholding tax requirements prior to issuance of the Shares and the delivery of any certificate or certificates for such Shares.

8. Securities Laws. Upon the acquisition of any Shares pursuant to the Purchase Right, the Executive will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement.

9. Notices. Any notice necessary under this Agreement shall be addressed to the Company in care of its Secretary at the principal executive office of the Company and to the Executive at the address appearing in the personnel records of the Company for the Executive or to either party hereto at such other address as either party may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

10. Choice of Law. This agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws.

11. Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

12. Certain Definitions. The following capitalized terms used but not otherwise defined in this Agreement have the respective meanings set forth in this Section 12.

(a)	Transaction shall have the meaning set forth in the Hawker Beechcraft, Inc. 2007 Stock Option Plan (the “Plan”).

(b)	Committee: The Board or such committee of the Board as may be designated by the Board from time to time to administer the Plan.

(c)	Company Group: Collectively, the Company, its subsidiaries and its or their respective successors and assigns.

(d)	Shares: Shares of common stock, par value $.01 per share, of the Company and any other securities into which such shares of common stock are changed or for which such shares of common stock are exchanged.

(e)	Stockholders Agreement: The Stockholders Agreement dated as of March 26, 2007 (as amended and restated from time to time) by and among the Company and such other Persons who are or become parties thereto.

[signature page attached]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, effective as of the date hereof.

HAWKER BEECHCRAFT, INC.

By:	/s/ James K. Sanders
Name:
Title:

Agreed and acknowledged as of the Date of Grant:

/s/ James E. Schuster
James E. Schuster